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[SATMEX LOGO]                                                       EXHIBIT 10.5



                               INTERIM AGREEMENT


The purpose of this Interim Agreement, dated September 1st, 1999, is to set the terms and conditions of a temporary signal conduction via satellite service, which shall enter into "Contract number 266-I for Rendering of the International Service of Signal Conduction via Satellite through the Mexican Satellite System ("Sistema de Satelites Mexicanos"), entered into by and between American Multiplexer ("AM") and Satelites Mexicanos S.A. de C.V. ("SATMEX").

"AMC" AND "SATMEX" hereby undertake to execute "Contract number 266-I for Rendering of the International Service of Signal Conduction via Satellite through the Mexican Satellite System ("Sistema de Satelites Mexicanos") (hereinafter the "Contract"), for services beginning September 1st, 1999, within thirty (30) days under the following conditions:

1. The parties agree to subscribe the Contract for 72 MHz capacity, on "Ku1" band, on SATMEX 5 satellite, according to the schedule stipulated in point 3 below, with the understanding that the other technical, commercial and legal specifications shall be stipulated in the Contract. Said Contract will be signed no later than 30 calendar days from the date of signing of this Interim Agreement, and will be based on mutually agreed terms and conditions. If mutual agreement on the terms and conditions are not reached within thirty days, contract will become null and void.

2. The term of the contract shall be five (5) years, counted from January 1st, 2000 (date on which the second transponder shall be taken).

3. "AMC" shall pay "SATMEX" for the service subject matter of the Contract, the total amount of USD$19,059,600.00 (nineteen million fifty-nine thousand six hundred 00/100 U.S. Dollars), according to the following monthly payment schedule:

===========================================================================================
                          BANDWIDTH (MHz)               EIRP      $US/MONTH      $US/MHz
-------------------------------------------------------------------------------------------
 From September 1st       1st transponder (36 MHz)      Nominal   $155,400.00    $4,316.66
   1999, to December
   31st, 1999
-------------------------------------------------------------------------------------------
 From January 1st,        1st and 2nd transponders      Nominal   $307,300.00    $4,268.05
   2000, to December        (72 MHz)
   31st, 2005
===========================================================================================

     The above committed transponders will be reserved for "AMC" on the same polarization.

     During October and November, 1999, "AMC" will have one 24 MHz carrier in a "Ku1" transponder and one 12 MHz carrier (Beta) in another "Ku1" transponder. Both carriers must use their nominal EIRP.

4. "AMC" shall guarantee "SATMEX" fulfillment of its obligations for an amount of USD$310,800.00, equivalent to two (2) monthly payments for the first transponder.

     This guarantee can be provided in the form of a cash deposit or irrevocable standby Letter of Credit. In case of a standby Letter of Credit, it must be issued by or confirmed by Citibank, New York.


                                                            --------------------
                                                              CLIENT'S INITIALS
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[SATMEX LOGO]

     The guarantee shall be due and payable to "SATMEX" upon the signing of the formal Contract and valid through March 31st, 2005.

5. "AMC" must pay for service on or before the 15th day of each month for which service is rendered, and by wire transfer to SATMEX bank account as follows:

     Beneficiary: Satelites Mexicanos, S.A. de C.V.
     Citibank N.A., 111 Wall Street, 21st floor, 10043, New York
     Account No.: 36184091
     ABA No.: 021000089

6. "SATMEX" will extend validity of the proposal dated August 25th, 1999, for a third, fourth and fifth additional transponder until November 15th, 1999. During this period, "SATMEX" will not reserve this capacity. The capacity is subject to availability.

     PROPOSAL: RAMP-UP SCHEDULE:

          Transponder 3 Start 6/1/00:   US$148,400
          Transponder 4 Start 9/1/00:   US$145,040
          Transponder 5 Start 12/1/00:  US$141,600

     PROPOSAL GENERAL TERMS AND CONDITIONS:

     A) It is required 60 days advance written notice confirming the start of transponders 3, 4 and 5.
     B) If transponders 3, 4 and 5 are not taken until such date, then a penalty equal to five months per transponder will apply.
     C) "AMC" must take all five transponders no longer than 12/31/00.

7. "AMC" will integrate space segment capacity into telecom solutions for third parties within the international markets.

8. "AMC" may cancel the Contract or a part thereof, notifying this to "SATMEX", in writing, at least thirty (30) working days in advance. In such case, the cancellation or termination date shall be referred to a calendar month (last day of the month).

     In case it is "AMC" that cancels part of the capacity Contracted or terminates this Interim Agreement before the end of the term in force indicated in point 3 above, the latter shall pay to "SATMEX", in one single payment and before the date notified by "AMC" has elapsed, the amount resulting from the tariff corresponding on a monthly basis to Contracts at one (1) year, for each month remaining to conclude the time period originally agreed upon, not to exceed twelve (12) months.

     In the assumption of partial cancellation, the aforementioned payment shall be applied to the capacity affected.




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[LOGO OF SATMEX]

    Advance cancellation or termination of a service does not release "AMC" from previous indebtedness or moratory interest.

    "SATMEX" reserves the right to assign the satellite capacity released due to advance cancellation or termination to another interested party, as of the day following the termination or cancellation date.

9. The legal documentation required for the signature of the Contact is as follows:

    -  Article of Incorporation, duly notarized and with an Apostille seal.
    - Power of attorney that stipulates the legal representative with powers to sign the Contract, duly notarized and with an Apostille seal.

This Interim Agreement is signed in counterparts, each remaining in possession of each party, in Mexico City, as of 9/1/99.


                "SATMEX"                       "AMC"


                                          /s/ Edward Tan

         MR. JOSEPH DEL RIEGO             Edward Tan
         CHIEF OPERATING OFFICER          CEO